UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2010
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE		19899

(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.
(e) On December 29, 2010, the Compensation Committee of the Registrant’s Board of Directors (the “Committee”) approved certain modifications to the terms of the performance-contingent incentive options (the “Options”) to purchase 200,000 shares of the Registrant’s Class A Common Stock (the “Stock”) previously granted to each of Thomas W. Burghart, Senior Vice President and Treasurer of the Registrant and the Registrant’s subsidiary, Reliance Standard Life Insurance Company (“RSL”), and Lawrence E. Daurelle, President and Chief Executive Officer of RSL, pursuant to the Registrant’s 2003 Employee Long-Term Incentive and Share Award Plan, which grants were described in the Registrant’s Current Report on Form 8-K filed on August 11, 2009. Also on such date, each of Messrs. Burghart and Daurelle surrendered 140,000 Options and was granted 25,854 restricted shares of the Stock (the “Restricted Shares”) by the Committee.
The remaining Options will vest, and the restrictions relating to the Restricted Shares (the “Restrictions”) will lapse, if the aggregate consolidated Adjusted Pre-Tax Operating Income (“APTOI”) of Reliance Standard Life Insurance Company of Texas, RSL’s intermediate parent company, as defined and computed under the amended and restated award agreements for Messrs. Burghart and Daurelle, for the four-year performance period consisting of the Registrant’s 2009 through 2012 fiscal years is at least $696.8 million. Otherwise, a reduced number of the Options will vest, and Restrictions will lapse as to a reduced number of Restricted Shares, to the extent that the APTOI for such period exceeds $657.1 million, determined by interpolating between zero and 60,000 in the case of the Options and between zero and 25,854 in the case of the Restricted Shares, according to where the APTOI amount falls in the range between $657.1 million and $696.8 million. If the APTOI amount does not exceed $657.1 million or if other events specified in such agreements occur, the Options will terminate and the Restricted Shares will be forfeited.
The general form of the amended and restated award agreement for Messrs. Burghart and Daurelle is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing discussion is qualified in its entirety by reference to such Exhibit.
Item 9.01. Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description of Exhibits
10.1	General Form of Amended and Restated Award Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: January 5, 2011